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                FOR RELEASE AT 7:30 A.M EDT TUESDAY, JUNE 6, 2000


BANK OF AMERICA    CREDIT SUISSE FIRST BOSTON    GOLDMAN SACHS    HSBC

                          MORGAN STANLEY DEAN WITTER

JP MORGAN                                                       UBS WARBURG

        CONTACT: ANDREW YEMMA OR JEFF KRUGER, TRIMEDIA INC., 212 888-6115
                 Yemma@trimediapr.com or Jkruger@trimediapr.com


                  SEVEN LEADING FINANCIAL INSTITUTIONS ANNOUNCE
                     MULTI-DEALER FOREIGN EXCHANGE SERVICE:
                                 "FXALL.COM(TM)"

 LANDMARK SERVICE TO PROVIDE LOW-COST ACCESS TO WORLD'S LARGEST FINANCIAL MARKET

NEW YORK, June 6, 2000 - Seven of the world's leading financial institutions today announced the creation of FXall.com(TM), which will offer clients low cost one-stop electronic access to a range of services in foreign exchange (FX), from execution to research. The founding participants are Bank of America, Credit Suisse First Boston, Goldman Sachs, HSBC, J.P. Morgan, Morgan Stanley Dean Witter and UBS Warburg.

FXall.com will offer 24-hour access to the global FX market, the world's largest financial market with $1.4 trillion in transactions daily. Through the use of leading-edge technology, FXall.com will create a platform where clients can easily access liquidity across a wide range of FX products. In addition, by establishing industry-leading back office protocols, FXall.com will allow clients for the first time to achieve the full cost efficiencies of straight-through processing (STP).

Paul Kimball, chairman of FXall.com and co-head of FX at Morgan Stanley Dean Witter, said: "The efficiencies provided to clients by FXall.com will enable faster and cheaper FX transactions, resulting in an even greater degree of liquidity and transparency across this global market. We believe that FXall.com will be the most powerful application yet of e-commerce to the FX industry worldwide."

The international FX market is an over-the-counter (OTC) market, and clients trade with their dealers directly as principal in each transaction. FXall.com will automate the process, so that clients will have a single point of access to all participating dealers with whom they have a business relationship. The clients

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will thus be able to trade with participating dealers, as well as see prices, research and other market information of participating dealers. The dealers will have direct online access to their clients - but will not access the system to trade with other dealers or to view research.

FXall.com will offer clients of the participating dealers:

- The ability to see and trade on live FX prices supplied simultaneously by participating dealers.

- One-stop liquidity in FX spot, forwards and options.

- FX research and forecasts from participating firms.

- On-line order entry, routing and monitoring.

- The efficiencies of straight-through processing (STP).

- Delivery of a technology platform that is both cost-effective and secure.

FXall.com aims to be as inclusive as possible. Other dealers will be offered an opportunity to take an initial ownership stake in FXall.com, while participation is open to all FX dealers. A broad-based client advisory board will be formed to provide ongoing feedback on user issues.

"We intend for FXall.com to set the standard for service and efficiency in the global FX market," Kimball said, "and we will be delighted to welcome additional global financial institutions as we move forward."

The venture will be independently staffed and managed to ensure an effective and timely rollout by year-end. In this regard, Philip Weisberg of LabMorgan, J.P. Morgan's e-finance unit, has been appointed interim CEO.

Further information on FXall.com is available at www.fxall.com.

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Additional information for editors:

ABOUT BANK OF AMERICA (NYSE:BAC) (WWW.BANKOFAMERICA.COM):

Bank of America is a premier global financial services organization, providing tailored financial solutions to leading corporations, institutions, and government clients in 190 countries around the world. With $656 billion in assets, Bank of America is the largest bank in the United States. It has full-service operations in 21 states and the District of Columbia and provides financial products and services to 30 million households and two million businesses. The company's stock is listed on the New York, Pacific, and London stock exchanges, and certain shares are listed on the Tokyo Stock Exchange.

ABOUT CREDIT SUISSE FIRST BOSTON (WWW.CSFB.COM)

Credit Suisse First Boston is a leading global investment banking firm, providing comprehensive financial advisory, capital raising, sales and trading, and financial products for wholesale users and suppliers of capital around the world. It operates in 56 offices across more than 37 countries and six continents and has over 15,000 staff. Credit Suisse First Boston is one of the world's largest securities firms in terms of financial resources, with approximately $9.8 billion in revenues in 1999 and $7.8 billion in equity and $275 billion in assets as of December 31, 1999. The firm is a wholly owned subsidiary of the Zurich-based Credit Suisse Group (www.credit-suisse.com), one of the world's leading financial services companies (worldwide private banking, institutional asset management and insurance; Swiss retail banking; personal financial services in Europe; global

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investment banking). The Group reported a $3.5 billion net profit for 1999 and assets under management of $750 billion at the end of 1999.


ABOUT GOLDMAN SACHS (NYSE: GS) (WWW.GS.COM):

Goldman Sachs is a leading global investment banking and securities firm, providing a full range of investing, advisory and financing services worldwide to a substantial and diversified client base, which includes corporations, financial institutions, governments and high net worth individuals. Founded in 1869, it is one of the oldest and largest investment banking firms. The Firm is headquartered in New York and maintains offices in London, Frankfurt, Tokyo, Hong Kong and other major financial centers around the world. For further information on Goldman Sachs' foreign exchange services, see http://fx.gs.com.

ABOUT THE HSBC GROUP (NYSE: HBC) (WWW.HSBC.COM)

Headquartered in London, HSBC Holdings plc is one of the largest banking and financial services organisations in the world. The HSBC Group's international network comprises more than 5,000 offices in 80 countries and territories, operating in the Asia-Pacific region, Europe, the Americas, the Middle East and Africa. With listings on the London, Hong Kong and New York stock exchanges, shares in HSBC Holdings plc are held by some 180,000 shareholders in more than 90 countries and territories. Through a global network linked by advanced technology, the Group provides a comprehensive range of financial services: personal, commercial, investment and private banking; trade services; cash management; treasury and capital markets services; insurance; consumer and business finance; pension and investment fund management; trustee services; and securities and custody services.

ABOUT J.P. MORGAN (NYSE: JPM) (WWW.JPMORGAN.COM):

J.P. Morgan & Co. Incorporated is a leading global financial firm that meets critical financial needs for business enterprises, governments, and individuals. The firm advises on corporate strategy and structure, raises capital, makes markets in financial instruments, and manages investment assets. Morgan also commits its own capital to promising enterprises and invests and trades to capture market opportunities. J.P. Morgan is the marketing name for J.P. Morgan & Co. Incorporated and its subsidiaries worldwide, including J.P. Morgan Securities Inc. and J.P. Morgan Securities Ltd.

ABOUT MORGAN STANLEY DEAN WITTER (NYSE: MWD) (WWW.MSDW.COM):

Morgan Stanley Dean Witter & Co. is a preeminent global financial services company and a market leader in securities, asset management, and credit services. The company's top-ranked research along with world class product origination, asset management and other extensive resources create a unique combination of capabilities that provide both individual and institutional clients with access to the most comprehensive array of high quality products and services in the financial services industry today. The Company has offices in New York, London, Tokyo, Hong Kong and other principal financial centers around the world and has 488 branch offices serving individual investors throughout the United States.

ABOUT UBS WARBURG (NYSE: UBS) (WWW.UBSWARBURG.COM)

UBS Warburg is a truly global financial services organization, with a strong presence in Europe, the Americas and Asia-Pacific. It is a market leader in risk management, financial structuring, fixed income issuance and trading, foreign exchange dealing and derivatives, and maintains leading positions in corporate finance and equities worldwide. UBS Warburg is a business group of UBS AG, and in the United States, UBS Warburg's securities activities are conducted through UBS Warburg LLC, a U.S.-registered broker-dealer.

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